AMENDMENT II

THIS AMENDMENT II ("Amendment") is effective the 24th day of January, 2000, by and between Williams Vyvx Services, a business unit of Williams Communications, Inc. ("Williams") and Colorado Satellite Broadcasting, a division of New Frontier Media, Inc. ("Customer").

WHEREAS, Williams and Customer are parties to that certain Teleport Services Agreement, effective, the 1ST day of April, 1999 (the "Agreement"); and

WHEREAS, Williams and Customer desire to amend the Agreement;

NOW, THEREFORE in consideration of the foregoing premises and mutual promises and covenants of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Williams and Customer agree to amend the Agreement as follows:

1. The following shall be added as sub-section 3 (f):

(f) Additional Carriers Uplinked to the Transponders. Williams shall provide the following additional services, as referenced in Table 1, subject to the terms and conditions of this Agreement: three additional full-time VideoCipher II+ carriers shall be uplinked to the Transponders. Three additional channels were added to the Compression System and shall be used to transmit the additional services over Customer's Circuit and the Microwave Link from Customer's Premise to the Teleport. The customer is responsible to deliver to Williams a scrambled signal from three customer-provided VideoCipher II+ scrambling systems. Williams shall provide one redundant "on-the-shelf" spare VideoCipher II+ scrambling system. Customer is responsible for all maintenance and software licensing of all customer-provided equipment as well as Williams' "on-the-shelf" spare VideoCipher II+ scrambling system and their associated MicroVax computers. For these additional services, Williams shall charge Customer an additional $31,500 per month, broken down to $11,500 per month for Service 4, $10,500 per month for Service 5, $9,500 per month for Service 6 for the remainder of the Term.

2. Section 2.9, Service Charge, shall be revised.



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3.      Section 9 Commitment shall be revised to read as follows:

COMMITMENT. Customer agrees that this is a take-or-pay commitment and that failure to use the Services throughout the Term does not affect Customer's obligation to pay the Service Charge throughout the Term. The parties agree that Customer's minimum commitment pursuant to this Agreement through the Original Term is $5,145,000. The parties agree that this take-or-pay commitment is a portion of the consideration for this Agreement, and that it is not a penalty

4. Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.


IN WITNESS WHEREOF, the parties have executed this Amendment on the 13 day of July, 2000.


WILLIAMS VYVX SERVICES, A BUSINESS       COLORADO SATELLITE BROADCASTING,
UNIT OF WILLIAMS COMMUNICATIONS, INC.    A DIVISION OF NEW FRONTIER MEDIA, INC.


BY: /s/ Michael Schlesier                BY:  /s/ Michael Weiner

NAME:  Michael Schlesier                 NAME:  Michael Weiner

TITLE: VP Media & Entertainment          TITLE:  Executive Vice President

DATE:  July 13, 2000                     DATE:  July 13, 2000



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Service #     Service Description               Satellite     Transponder
-------------------------------------------------------------------------
1             Barker                            Telstar 4         19
2             TeN                               Telstar 4         19
3             Pleasure                          Telstar 4         19
4             Extasy                            Telstar 4          4
5             Gonzo X                           Telstar 4          7
6             True Blue                         Telstar 4          5
7             ETC                               Telstar 4          7